Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Y. Tristan Kuo	Mr. Kalle Ahl, CFA, Account Manager
Chief Financial Officer	CCG Investor Relations
China Biologic Products, Inc.	Phone: +1 (646) 833-3417
Tel: +86-538-6202206	Email: kalle.ahl@ccgir.com
Email: IR@chinabiologic.com	www.ccgirasia.com
www.chinabiologic.com
Mr. Crocker Coulson, President
Phone: +1 (646) 213-1915
Email: crocker.coulson@ccgir.com

For Immediate Release

China Biologic Products Announces Record Third Quarter 2010 Results

- Q3 revenue grew 33.2% to $36.0 million

- Non-GAAP adjusted net income grew 48.7% to $10.5 million

TAI'AN, China, November 16 -- China Biologic Products, Inc. (Nasdaq: CBPO) ("China Biologic" or the "Company"), one of the leading plasma-based biopharmaceutical companies in the People's Republic of China ("PRC"), operating through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. ("Shandong Taibang") and Guiyang Dalin Biologic Technologies Co., Ltd. ("Dalin"), and its equity investment in Xi'an Huitian Blood Products Co., Ltd. ("Huitian"), today reported financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights

  Revenues increased 33.2% period-over-period to $36.0 million

  Gross profit rose 36.1% period-over-period to $27.3 million, representing a gross margin of 75.9%, as compared to 74.3% a year ago

  Income from operations grew 34.2% to $18.8 million

  GAAP net income attributable to controlling interest was $13.7 million, or $0. 53 per diluted share, including a $3.8 million non-cash gain from change in the fair value of derivative liabilities

  Excluding the non-cash gain from change in fair value of derivative liabilities, interest on convertible notes and non-cash employee compensation, non-GAAP adjusted net income was $10.5 million or $0.39 per diluted share, a 48.7% increase from $7.1 million, or $0.33 per diluted share a year ago

  The Company established Ning Yang Taibang Plasma Company and Yi Shui Taibang Plasma Company in July 2010 for the purpose of operating two new plasma stations in Shandong Province, PRC

"Our 2010 third quarter results were very strong, with 33.2% growth in revenues and 48.7% growth in adjusted net income, driven by robust demand and an overall favorable pricing environment for our plasma-based products," said Mr. Chao Ming Zhao, Chief Executive Officer of China Biologic. "During the quarter, we established two new plasma collection stations in Yishui and Ninyang counties in Shandong Province, and we expect to begin trial collections at the Yishui station by the end of the year and at the Ninyang station by early 2011. We expect that when these sites are at their full capacity, we will realize up to 80 metric tons of incremental plasma collection capacity."

Third Quarter 2010 Results

Revenue for the third quarter of 2010 increased 33.2% to $36.0 million, from $27.0 million in the same period of 2009. Revenue growth was primarily attributable to price increases ranging from 6.2% to 55.8% across the Company’s approved product categories, with the exception of human albumin products and human immunoglobulin products, which registered price declines of 4.3% and 11.8%, respectively. Pricing of human albumin products decreased period-over-period due to higher industry supply primarily from imports. Nonetheless, strong volume growth led to a 51.3% period-over-period increase in human albumin revenue to $17.5 million, or 48.6% of total sales, making it the Company’s largest revenue contributor.

Human Immunoglobulin for Intravenous Injection, the Company’s second largest revenue contributor at 36.3% of total sales, experienced average period-over-period price increases of 27.0% in third quarter 2010. Human Hepatitis B Immunoglobulin experienced the sharpest average price increase among the Company’s product categories, up 55.8%, compared to the prior year period, and contributed 7.1% of total revenues in third quarter 2010. The average price for human tetanus immunoglobulin products, which contributed 4.1% of total revenues, increased 6.2% period-over-period. The average price for human rabies immunoglobulin products, which contributed 2.9% of total revenues, increased 51.4% period-over-period. The average price for human immunoglobulin products, which contributed 0.5% of total revenues, decreased 11.8%, as compared to the same period in 2009.

Gross profit for the third quarter of 2010 was $27.3 million, up 36.1% from $20.1 million in the third quarter of 2009. Gross profit margin expanded to 75.9%, from 74.3% in the same period a year ago. The gross margin expansion was primarily attributable to increases in the average selling price of four of the Company’s six top product categories.

Operating expenses in the third quarter increased 40.4% to $8.5 million, from $6.1 million in the same period last year. Higher expenses primarily reflected a 64.6% increase in research and development spending, mostly related to development of two late stage pipeline products for which the Company expects to receive State Food and Drug Administration (“SFDA”) approval in early 2011. Selling expenses increased 259.9% period-over-period to $2.2 million due to intensified promotional and conference activities as the Company continues its efforts in expanding its reach into hospital and inoculation centers. General and administrative expenses increased 12.8% period-over-period in the third quarter of 2010 to $5.8 million, or 16.2% of total sales, versus $5.2 million, or 19.1% of total sales for the same period in 2009.

Income from operations in the 2010 third quarter was $18.8 million, a 34.2% increase from $14.0 million during the same period a year ago. Operating margin rose to 52.3%, from 51.9% in the same period last year.

Total other income was $3.5 million in the 2010 third quarter, as compared to net other expense of $14.3 million in the same period last year. For the three months ended September 30, 2010 and 2009, the Company recognized an income from the change in the fair value of warrant liabilities in the amount of $3.8 million and a loss of $13.2 million, respectively.

Income taxes increased to $3.5 million in the 2010 third quarter, from $2.5 million in the prior year. Net income attributable to controlling interest for the 2010 third quarter was $13.7 million, or $0.53 per diluted share, as compared to $(6.2) million, or $(0.29) per diluted share, during the 2009 third quarter.

Excluding non-cash employee compensation expenses, change in the fair value of derivative liabilities and interest related to the convertible notes under the if-converted method, non-GAAP adjusted net income for the three months ended September 30, 2010 was $10.5 million, or $0.39 per diluted share, up 48.7% from $7.1 million, or $0.33 per diluted share, in the same 2009 period.

Nine Months Results

For the first nine months of 2010, total revenue was $104.0 million, up 27.8% from the first nine months of 2009. Gross profit for the first nine months of 2010 was $77.9 million, up 31.9% from $59.0 million in the comparable period a year ago. Gross margin for the first nine months of 2010 was 74.9%, as compared to 72.5% for the same period in 2009. The increase in gross margin was due mainly to increased selling prices, ranging from 15.1% to 213.6%, across all of the Company’s products, except for human albumin products, which decreased by 0.6% . Income from operations for the period was $54.8 million, up 35.0% from $40.6 million in the first nine months of 2009. Net income attributable to controlling interest for the first nine months of 2010 was $37.2 million, up 637.9% from $5.0 million in the first nine months of 2009. Fully diluted earnings per share were $1.44 for the first nine months of 2010, compared to $0.23 in the first nine months of 2009. Excluding non-cash employee compensation expenses, change in the fair value of derivative liabilities and interest related to the convertible notes under the if-converted method, non-GAAP adjusted net income for the nine months ended September 30, 2010 was $28.9 million, or $1.09 per diluted share, an increase of 44.5% from non-GAAP net income of $20.0 million, or $0.92 per fully diluted share, for the nine months ended September 30, 2009.

Financial Condition

As of September 30, 2010, the Company had $64.6 million in cash and cash equivalents, approximately $75.3 million in working capital, and a current ratio of 2.6. Total stockholders’ equity at the end of the quarter was $93.8 million, up 89.7% from $49.5 million at the end of 2009.

The Company generated $31.3 million in net cash from operating activities during the first nine months of 2010, as compared to $35.5 million in the same period of 2009, which included a $4.2 million advanced receipt from customers.

The increase in cash outflow for inventory during the first nine months of 2010, compared to the same period last year, is a direct result of the implementation of the 90-day quarantine period by the PRC government, which caused a longer staging period for its raw material plasma inventory. During the first nine months of 2010, as the Company increased its sales directly to end-users, hospitals and inoculation centers, it also experienced a slower turn-over of its accounts receivable compared to the same period last year.

Net cash used in investing activities for the nine months ended September 30, 2010 was $11.6 million, as compared to $6.1 million in the same period of 2009. During the first nine months ended September 30, 2010, $1.5 million was used for the acquisition of Ziguang Bio-tech Company, $2.5 million for the final payment for the Dalin acquisition, $1.8 million for equipment for Shandong Taibang, and $5.8 million for the Company’s plasma companies' buildings and construction in process in Dalin.

Net cash used in financing activities for the nine months ended September 30, 2010 totaled $10.2 million, as compared to $12.1 million provided by financing activities in the same period of 2009.

Recent Events and Updates

Acquisition of the 17.24% Minority Interest of Taibang Medical

On July 8, 2010, Logic China entered into an equity transfer agreement to purchase 100% of the equity interest in Taibang Medical from the Company’s indirect majority-owned subsidiary Shandong Taibang, with a cash purchase price of RMB 6,440,000 (approximately $947,327). The equity transfer was registered with the local Administration for Industry and Commerce (“AIC”) on September 10, 2010 and the purchase price was fully paid on September 23, 2010. With this equity transfer, Taibang Medical is now an indirect wholly-owned subsidiary of the Company and the Company will be able to consolidate its resources in the sales and marketing of Shandong Taibang and Qianfeng’s products.

Distributions declaration by Shandong Taibang

On October 9, 2010, the board of directors of Shandong Taibang declared a RMB 70,000,000 (approximately $10,479,000) distribution to its 82.76% shareholder, Logic Express, the Company’s wholly-owned subsidiary, and to its 17.24% shareholder, the Shandong Institute. The distribution to Logic Express was used to pay off the RMB 55,000,000 (approximately $8,233,500) loan due to Shandong Taibang, and the distribution to the Shandong Institute was made on October 25, 2010.

Redemption of Convertible Notes

On November 10, 2010, the remaining holder of the Company’s convertible notes, issued in the Company’s June 2009 financing, exercised its right to convert $2,800,000 payable under its note into an aggregate of 700,000 shares of the Company’s common stock. As a result, only a convertible note in the principal amount of $4,700,000 remains outstanding as of November 16, 2010.

2010 Guidance and Business Outlook

China Biologic reaffirms its guidance for 2010 of revenues in the range of $142 million and $149 million and adjusted net income between $34 million and $36 million. Guidance for 2010 adjusted net income excludes any non-cash gain or loss related to change in the fair value of derivative liabilities, stock-based compensation expense and any adjustments in the U.S. federal income tax provision in 2010 related to the expiration of the look-through exception for Subpart F income on December 31, 2009, and excludes any acquisitions, new product approvals or operational impact from new plasma stations. The guidance also does not assume any material price or volume increases during the year.

Mr. Zhao added, “We believe that the results for the first nine months of 2010 reinforce the merits of China Biologic’s strategy to acquire or build new locations, scale up our existing plasma infrastructure, and advance exciting products through our pipeline. From investing in strategic marketing to drive collection center donor volumes, to developing closer relationships with hospitals and inoculation centers, we intend to maximize the utilization of our growing plasma network. We expect that our strong balance sheet and solid operating cash flow will provide us with the resources to take advantage of opportunities created by rising consumer demand and tight supply conditions based on strict government regulation. On the research and development front, we continue to expect our applications for production of Human Prothrombin Complex Conentrate and Human Coagulation Factor VIII to be approved by the SFDA in early 2011. Heading into next year, we intend to leverage our expertise in the field to capitalize further on China’s under-pentrated plasma market and build value for our shareholders.”

Conference Call

China Biologic will host a conference call at 9:00 a.m. EST on Tuesday, November 16, 2010, to discuss the third quarter 2010 financial results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-409-5468. International callers should dial +1-702-894-2400. The pass code for the call is 23890623. A replay will be available for 14 days starting on Tuesday, November 16, 2010 at 11:00 a.m. EST. To access the replay, dial 800-642-1687, international callers should dial +1-706-645-9291. The conference pass code is 23890623.

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010, AND 2009

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009		September 30, 2010		September 30, 2009
		Diluted		Diluted		Diluted		Diluted
	Net Income	EPS	Net Income	EPS	Net Income	EPS	Net Income	EPS
Adjusted net income - non GAAP	10,489,724	$0.39	7,056,078	$0.33	28,942,653	$1.09	20,028,863	$0.92
Non-cash employee compensation (1)	63,812	$0.00	7,314	$0.00	681,653	$0.03	62,281	$0.00
Loss (income) in fair value of derivative liabilities (2)	(3,792,793)	$(0.14)	13,242,333	$0.61	(9,897,199)	$(0.37)	14,931,088	$0.69
Net income attributable to controlling interest for diluted EPS (3)	14,218,705	$0.53	(6,193,569)	$(0.29)	38,158,199	$1.44	5,034,494	$0.23
Interest add-back on convertible notes	543,814		-		1,000,125		-
Net income attributable to controlling interest	13,674,891		(6,193,569)		37,158,074		5,035,494
Weighted average number of shares - diluted	26,578,471		21,632,793		26,575,801		21,767,086

(1)	Non-cash compensation expenses related to options granted to employees and directors under the Company's 2008 Equity Incentive Plan

(2)	Adoption of a new accounting rule effective January 1, 2009 requires changes in the fair value of derivative liabilities to be recognized in earnings each quarter.

(3)	Net Income attributable to controlling interest for calculating diluted earnings per share includes interest add-back on Convertible Notes.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude non-cash compensation expenses related to options granted to employees and directors under the Company's 2008 Equity Incentive Plan and changes in the fair value of derivative liabilities, including warrants and derivative instruments (including the conversion option) embedded in the Company's Senior Secured Convertible Notes. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information excluding the impact of this item in this release. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi'an Huitian Blood Products Co., Ltd., is currently one of the leading plasma-based biopharmaceutical companies in China. The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development and commercial operations. The Company's plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company's website http://www.chinabiologic.com for additional information.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the ability of the Company to achieve the financial guidance provided by the management; the likelihood that customer demand will continue to rise and the continued ability of the Company to take advantage of opportunities created by such consumer demand and tight supply conditions based on strict government regulation; the ability of the Company to win SFDA approval for its research and development pipeline projects, and commercially launch new products;; the Company's ability to otherwise achieve its commercial objectives, including its ability to continue building new or expanding existing plasma collection stations to increase plasma collection capacity and maximizing the utilization of its growing plasma network, and to gain market share and further strengthen the Company's leadership in the PRC plasma market; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

–FINANCIAL TABLES FOLLOW –

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 and DECEMBER 31, 2009

ASSETS
	September 30,	December 31,
	2010	2009
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$64,579,098	$53,843,951
Accounts receivable, net of allowance for doubtful accounts of $1,274,406 and $1,254,955 as of September 30, 2010 and December 31, 2009, respectively	6,338,162	1,767,076
Accounts receivable - related party	247,702	222,617
Other receivables	2,678,276	2,186,441
Inventories, net of allowance for obsolete of $653,340 and $519,333 as of September 30, 2010 and December 31, 2009, respectively	46,584,094	35,132,724
Prepayments and deferred expense	1,679,041	1,299,125
Deferred tax assets	1,285,733	1,053,771
Total current assets	123,392,106	95,505,705

PLANT AND EQUIPMENT, net	36,992,255	28,873,413

OTHER ASSETS:
Investment in unconsolidated affiliate	7,443,372	6,627,355
Prepayments - non-current	3,470,787	3,223,960
Intangible assets, net	19,198,734	21,180,322
Goodwill	12,425,589	12,425,589
Total other assets	42,538,482	43,457,226

Total assets	$202,922,843	$167,836,344

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,787,455	$3,701,843
Notes payable	-	48,598
Short term loans - bank	6,062,850	4,474,350
Short term loans - holder of noncontrolling interest	-	3,652,500
Other payables and accrued liabilities	22,632,005	19,246,814
Other payable - related parties	3,150,659	3,087,527
Accrued interest - holder of noncontrolling interest	-	2,068,526
Customer deposits	4,120,667	3,868,577
Taxes payable	7,415,225	8,774,079
Investment payable	74,816	2,195,365
Current maturities of notes payable, net of discount of $6,639,846 as of September 30, 2010	860,154	-
Total current liabilities	48,103,831	51,118,179

OTHER LIABILITIES:
Other payable - land use right	329,086	323,687
Derivative liability - conversion option	11,255,816	19,960,145
Fair value of derivative instruments	7,133,071	12,701,262
Notes payable, net of discount of $8,464,380 as of December 31, 2009	-	89,760
Total other liabilities	18,717,973	33,074,854

Total liabilities	66,821,804	84,193,033

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 23,513,533 and 23,056,442 shares issued and outstanding at September 30 ,2010 and December 31, 2009, respectively	2,351	2,305
Additional paid-in-capital	28,134,566	22,517,077
Statutory reserves	26,307,589	17,414,769
Retained earnings	33,567,859	5,302,605
Accumulated other comprehensive income	5,835,101	4,227,394
Total shareholders' equity	93,847,466	49,464,150

NONCONTROLLING INTEREST	42,253,573	34,179,161

Total equity	136,101,039	83,643,311

Total liabilities and equity	$202,922,843	$167,836,344

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES:
Revenues	$35,847,351	$26,924,616	$103,289,680	$80,861,353
Revenues - related party	156,414	115,123	720,954	508,529
Total revenues	36,003,765	27,039,739	104,010,634	81,369,882

COST OF REVENUES:
Cost of revenues	8,682,502	6,960,901	26,126,366	22,337,596

GROSS PROFIT	27,321,263	20,078,838	77,884,268	59,032,286

OPERATING EXPENSES:
Selling expenses	2,229,685	619,467	5,029,474	2,313,577
General and administrative expenses	5,832,118	5,169,137	16,700,320	14,996,846
Research and development expenses	431,991	262,500	1,332,025	1,098,083
Total operating expenses	8,493,794	6,051,104	23,061,819	18,408,506

INCOME FROM OPERATIONS	18,827,469	14,027,734	54,822,449	40,623,780

OTHER (INCOME) EXPENSE :
Equity in loss (income) of unconsolidated affiliate	(323,015)	(31,051)	(668,670)	19,092
Change in fair value of derivative liabilities	(3,792,793)	13,242,333	(9,897,199)	14,931,088
Interest expense, net	511,287	724,771	1,131,345	1,979,538
Other income - related party	(453)	-	(915,191)	-
Other expense, net	142,736	337,645	339,970	372,955
Total other (income) expense , net	(3,462,238)	14,273,698	(10,009,745)	17,302,673

INCOME BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	22,289,707	(245,964)	64,832,194	23,321,107

PROVISION FOR INCOME TAXES	3,499,558	2,535,023	11,782,505	7,547,318

NET INCOME (LOSS)	18,790,149	(2,780,987)	53,049,689	15,773,789

Less: Net income attributable to noncontrolling interest	5,115,258	3,412,582	15,891,615	10,738,295

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	13,674,891	(6,193,569)	37,158,074	5,035,494

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustments	1,980,488	(61,912)	2,412,606	349,415
Comprehensive (income) loss attributable to noncontrolling interest	(666,131)	(43,287)	(804,899)	(437,227)
COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$14,989,248	$(6,298,768)	$38,765,781	$4,947,682

BASIC EARNINGS PER SHARE:
Weighted average number of shares	23,513,533	21,632,793	23,471,084	21,504,002
Earnings per share	$0.58	$(0.29)	$1.58	$0.23

DILUTED EARNINGS PER SHARE:
Weighted average number of shares	26,578,471	21,632,793	26,575,801	21,767,086
Earnings per share	$0.53	$(0.29)	$1.44	$0.23

CHINA BIOLOGIC PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Unaudited)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to controlling interest	$37,158,074	$5,035,494
Net income attributable to noncontrolling interest	15,891,615	10,738,295
Consolidated net income	53,049,689	15,773,789
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	2,379,794	2,158,206
Amortization	2,614,637	2,654,269
Loss on disposal of equipment	9,685	114,246
Recovery of bad debt previously reserved	(6,694)	(9,621)
Allowance for bad debt - accounts receivables	-	90,442
Allowance for bad debt - other receivables and prepayment	434,105	659,788
Allowance for obsolete inventories	121,244	-
Deferred tax assets	(206,758)	-
Stock based compensation	681,653	62,281
Change in fair value of derivative liabilities	(9,897,199)	14,931,088
Amortization of deferred note issuance cost	258,753	110,938
Amortization of discount on convertible notes	784,822	45,175
Equity in (income) loss of unconsolidated affiliate	(668,670)	19,092
Change in operating assets and liabilities:
Accounts receivable	(4,450,082)	(1,306,293)
Accounts receivable - related party	(20,176)	378,308
Other receivables	(439,357)	(485,641)
Inventories	(10,666,230)	(9,729,616)
Prepayments and deferred expenses	(746,863)	(511,819)
Accounts payable	9,738	(149,764)
Other payables and accrued liabilities	1,456,220	4,236,622
Accrued interest - holder of noncontrolling interest	(2,068,526)	1,319,555
Customer deposits	176,961	4,154,255
Taxes payable	(1,510,679)	942,929
Net cash provided by operating activities	31,296,067	35,458,229

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired through acquisition	-	11,945,303
Proceeds from dividend receivable	-	147,256
Payments made for acquisition	(4,026,415)	(10,373,854)
Payments made for unconsolidated affiliate	-	(3,224,980)
Purchase of plant and equipment	(6,225,041)	(2,323,903)
Additions to intangible assets	(88,238)	(1,374,146)
Proceeds from sale of equipment	-	513
Advances on non-current assets	(1,249,980)	(855,298)
Net cash used in investing activities	(11,589,674)	(6,059,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrants conversion	689,160	3,455,059
Proceeds from issuance of convertible notes	-	8,967,516
Repayments of former shareholders loan in acquiring company	-	(2,840,914)
Proceeds from short term loans - bank	5,884,000	13,515,598
Payments on short term loans - bank	(4,413,000)	(2,814,528)
Payments on long term loan - bank	-	(5,863,600)
Repayments of non-controlling shareholder loan	(3,652,500)	-
Payments on notes payables	(48,731)	(29,318)
Distribution paid to noncontrolling interest shareholders	(8,628,886)	(2,293,888)
Net cash (used in) provided by financing activities	(10,169,957)	12,095,925

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	1,198,711	38,472

INCREASE IN CASH	10,735,147	41,533,517

CASH and CASH EQUIVALENTS, beginning of periods	53,843,951	8,814,616

CASH and CASH EQUIVALENTS, end of periods	$64,579,098	$50,348,133

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$13,477,608	$7,525,262
Interest paid	$247,649	$911,846
Non-cash investing and financing activities:
Reclassification of derivative liability to equity related to conversion of convertible notes	$2,498,957	$5,712,822
Reclassification of derivative liability to equity related to exercise of warrants	$1,747,765	$-
Distribution paid in exchange of holder of noncontrolling interest loan	$-	$3,737,283
Distribution paid by offsetting accounts receivable - related party	$-	$943,907
Distribution paid by offsetting loan due from holder of noncontrolling interest	$-	$4,470,995
Net assets acquired with prepayments made in prior periods	$-	$14,248,548
Net assets addition with unpaid investment	$-	$2,849,710
Plant and equipment addition with unpaid commitment	$1,485,944	$-
Intangible assets acquired with prepayments made in prior periods	$441,300	$131,931
Plant and equipment acquired with prepayments made in prior periods	$630,925	$-

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